Exhibit 1(a)

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of October 20, 2006, is by and between MetLife Investors Distribution Company, a corporation duly organized and existing under the laws of the State of Missouri ("MLIDC"), and MLI Distribution LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (formerly known as Travelers Distribution LLC) ("TDLLC").

         WHEREAS, MLIDC is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri; and

         WHEREAS, TDLLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware; and

         WHEREAS, MetLife Investors Group, Inc. ("MLIG") owns all of the issued and outstanding shares of MLIDC's capital stock ("MLIDC Stock"); and

         WHEREAS, MLIG owns all of the member interests in TDLLC ("TDLLC Membership Interests"); and

         WHEREAS, ss. 18-209 of the Delaware Limited Liability Company Act authorizes the merger of a limited liability company organized under the laws of Delaware into a stock corporation organized under the laws of another state, and
Section 351.461 of the Revised Statutes of the State of Missouri authorizes the merger of a limited liability company organized under the laws of another state into a corporation organized under the laws of the State of Missouri; and

         WHEREAS, MLIG, TDLLC and MLIDC desire for TDLLC to merge with and into MLIDC, which will survive the merger; and

         WHEREAS, the Board of Directors of MLIDC and the Board of Managers of TDLLC have approved the Merger (as defined below) and have authorized their respective representatives to enter into this Agreement on their behalf; and

         WHEREAS, MLIG, as the sole shareholder of MLIDC and as the sole member of TDLLC, has approved the Merger and MLIDC and TDLLC entering into this Agreement.

         NOW THEREFORE, the parties hereto, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby agree upon and prescribe the terms and conditions of such merger and the mode of carrying it into effect, as follows:


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                                    ARTICLE I

                        MERGER AND SURVIVING CORPORATION

1.1 THE MERGER. Upon the terms and subject to the conditions hereof and in accordance with the provisions pertaining to the merging of domestic and foreign corporations and limited liability companies contained in the Delaware Limited Liability Company Act ("DLLCA") and the Revised Statutes of the State of Missouri ("RSM") and subject to the receipt of all required governmental approvals, TDLLC shall be merged with and into MLIDC (the "Merger"), effective as of the Effective Time (as defined in Section 5.1 herein).

1.2 SURVIVING CORPORATION. MLIDC shall be the surviving corporation in the Merger under the name MetLife Investors Distribution Company (the "Surviving Corporation"). At the Effective Time, the separate existence of TDLLC shall cease.

                                   ARTICLE II.

                     TERMS, CONDITIONS AND EFFECTS OF MERGER

2.1 ARTICLES OF INCORPORATION. The Articles of Incorporation, as amended, of MLIDC, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, and shall not be amended by the Merger.

2.2 BY-LAWS. The By-laws of MLIDC, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation, and shall not be amended by the Merger.

2.3 DIRECTORS AND OFFICERS. The directors and officers of MLIDC immediately prior to the Effective Time shall continue to be the directors and officers of the Surviving Corporation until their respective successors shall have been elected and qualified as provided by the By-laws of the Surviving Corporation and Missouri law.

2.4 EFFECTS OF THE MERGER. At the Effective Time, the Merger shall have the effects specified in ss. 18-209 of the DLLCA and RSM Section 351.450, including without limitation, the following: (a) the separate existence of TDLLC shall cease; (b) all the rights, franchises and interests of TDLLC, in and to every species of property, real, personal and mixed, and things in action thereunto belonging, shall be deemed transferred to and vested in MLIDC, without any other deed or transfer; and (c) MLIDC shall be deemed to have assumed all the liabilities of TDLLC.

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                                  ARTICLE III.

                   TREATMENT OF SHARES AND MEMBERSHIP INTEREST

3.1 MLIDC STOCK. Each issued and outstanding share of MLIDC Stock shall not be affected by the Merger and shall continue to be outstanding at and after the Effective Time without any change and shall continue as a share of capital stock of the Surviving Corporation.

3.2 TDLLC MEMBERSHIP INTEREST. At the Effective Time, by virtue of the Merger and without any action on the part of TDLLC, MLIDC or any holder of a membership interest in TDLLC or MLIDC Stock, all of the TDLLC Membership Interests shall be surrendered and extinguished. All TDLLC Membership Interests as of the Effective Time and any instruments representing such membership interests shall be cancelled and retired, all rights in respect thereof shall cease to exist, and no shares or other securities of the Surviving Corporation shall be issued in respect thereof.

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

4.1 REPRESENTATIONS AND WARRANTIES OF THE PARTIES. Each party represents and warrants to the other party that: (a) it is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) it has the corporate power and authority, and has taken all necessary corporate action, to execute, deliver and perform this Agreement; (c) this Agreement is a legal, valid and binding obligation upon such party and is enforceable against such party in accordance with its terms (assuming valid authorization, execution and delivery of this Agreement by such other party); (d) it is duly registered as a broker-dealer with the Securities and Exchange Commission ("SEC") and each jurisdiction identified in its respective Form BD, and is a member in good standing of NASD, Inc.; and (e) execution of this Agreement and consummation of the transactions contemplated hereby will not conflict with, or cause such party to be in violation of, (i) its organizational documents or By-laws, (ii) any other agreement to which it is a party (except for any such violations which, individually or in the aggregate, would not have a material adverse effect upon the performance of such party's obligations under this Agreement), or (iii) any federal, state or local law, statute, regulation, rule, code, ordinance, judgment, decree or order to which it is subject.

4.2 REPRESENTATIONS AND WARRANTIES OF TDLLC. TDLLC represents and warrants to MLIDC that: (a) MLIG is the sole member of TDLLC, and (b) the TDLLC Membership Interests are free and clear of, and not subject to, any form of hypothecation, pledge, lien, or other restriction on transfer under any federal, state or local law, statute, regulation, rule, code, ordinance, judgment, decree, order or agreement to which TDLLC is subject, and the

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         consummation of the transactions contemplated hereby shall not result in any such hypothecation, pledge, lien, or other restriction on transfer upon the TDLLC Membership Interests.

4.3 REPRESENTATIONS AND WARRANTIES OF MLIDC. MLIDC represents and warrants to TDLLC that: (a) (i) the authorized capital stock of MLIDC consists of 30,000 shares of common stock with no par value, and (ii) the issued and outstanding capital stock of MLIDC consists of 25,000 shares of common stock; (b) except for this Agreement, no agreement, arrangement or commitment relating to the capital stock of MLIDC exists; (c) no securities convertible into capital stock MLIDC exist; and (d) MLIG is the sole holder of MLIDC capital stock entitled to vote. MLIDC represents and warrants that the MLIDC Stock is duly authorized, validly issued, fully paid, non-assessable, free of any preemptive rights, and free and clear of, and not subject to, any form of hypothecation, pledge, lien or other restriction on transfer under any federal, state or local law, statute, regulation, rule, code, ordinance, judgment, decree, order or agreement to which MLIDC is subject, and the consummation of the transactions contemplated hereby shall not result in any such hypothecation, pledge, lien, or other restriction on transfer upon MLIDC Stock.

                                   ARTICLE V.

                                 EFFECTIVE TIME

5.1 EFFECTIVE TIME. The Merger shall become effective (such time referred to herein as the "Effective Time") as of the latest of:

         (a)      4:01 p.m, New York time, on October 20, 2006;

         (b) the date on which the Secretary of State of the State of Missouri issues a certificate of merger; or

         (c) the date on which a certificate of merger is filed with the Department of State of the State of Delaware.

                                   ARTICLE VI.

                                  MISCELLANEOUS

6.1 TERMINATION. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated at any time before the Effective Time by the consent of the Boards of Directors of MLIDC and the Board of Managers of TDLLC (each, a "Board" and together, the "Boards") or by the unilateral action of either of these Boards, if the terminating Board determines, in its sole discretion, that the consummation of this Agreement is, for any reason, inadvisable. None of the parties hereto shall have any liability to any other person by reason of the termination of this Agreement.

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6.2      GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to principles of conflict of laws.

6.3 AMENDMENT. Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement may be amended, supplemented or interpreted at any time by action taken by the respective Boards of the parties hereto, and in the case of an interpretation, the actions of such Boards shall be binding.

6.4 BINDING AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

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6.5      COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall be deemed one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers on the 20th day of October, 2006.

                                         METLIFE INVESTORS DISTRIBUTION COMPANY

                                         By: /s/ Richard C. Pearson
                                             -----------------------------------
                                             Richard C. Pearson
                                             Executive Vice President

                                         MLI DISTRIBUTION LLC

                                         By: /s/ Elizabeth M. Forget
                                             -----------------------------------
                                             Elizabeth M. Forget
                                             Vice President

This Agreement has been authorized and approved in accordance with Section
347.720 of the RSM.

METLIFE INVESTORS DISTRIBUTION COMPANY

By: /s/ Richard C. Pearson
    ------------------------------
    Richard C. Pearson
    Executive Vice President

By: /s/ Jonnie L. Crawford
    ------------------------------
    Jonnie L. Crawford
    Assistant Secretary

MLI DISTRIBUTION LLC

By: /s/ Elizabeth M. Forget
    ------------------------------
    Elizabeth M. Forget
    Vice President


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